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NORTHWEST BIOTHERAPEUTICS, INC.

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NORTHWEST BIOTHERAPEUTICS, INC.
Letter to Stockholders
May [     ], 2006
Dear Stockholder:
      The purpose of this letter is to inform you of our upcoming Annual Meeting of Stockholders.
      The attached Information Statement and Notice of our Annual Meeting of Stockholders describes two proposals which require stockholder approval. The Annual Meeting will be held on Thursday, May 25, 2006 at 10:00 A.M., local time, at 18701 120th Avenue NE, Room 3, Bothell, Washington. You will have an opportunity to vote your shares at the Annual Meeting.

Sincerely,

Alton L. Boynton, Ph.D.
President, Chief Operating and
Scientific Officer

NORTHWEST BIOTHERAPEUTICS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 25, 2006
       Notice is hereby given that the Annual Meeting of Stockholders of Northwest Biotherapeutics, Inc. (the “Company”) will be held on Thursday, May 25, 2006 at 10:00 A.M. local time, at 18701 120th Avenue NE, Room 3, Bothell, Washington 98011 for the following purposes:

1. To approve an amendment to our sixth amended and restated certificate of incorporation to increase our authorized capital stock from 400,000,000 shares to 1,100,000,000 shares, consisting of 800,000,000 shares of common stock and 300,000,000 shares of preferred stock.

2. To ratify the selection by the Audit Committee of our Board of Directors of Peterson Sullivan, PLLC (“Peterson Sullivan”) as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

3. To transact any other business which may properly come before the meeting or any adjournment thereof.
      Our Board of Directors recommends that you vote in favor of the foregoing items of business, all of which we describe more fully in the Information Statement accompanying this Notice.
      The Board of Directors has fixed the close of business on April 25, 2006 as the record date for determining the stockholders entitled to notice of, and to vote at, this Annual Meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting in person and vote their shares. For 10 days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our executive offices.

By Order of the Board of Directors,

Alton L. Boynton, Ph.D.
President, Chief Operating and
Scientific Officer
Bothell, Washington
May [     ], 2006
NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED
IN CONNECTION WITH THIS INFORMATION STATEMENT.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.
No action is required by you. The enclosed Information Statement is being furnished to you to inform you that the foregoing actions are expected to be approved by the holders of at least a majority of the outstanding shares of all voting stock of the Company. Because stockholders holding at least a majority of the voting rights of our outstanding voting stock have expressed their intent to vote in favor of the foregoing actions, and have sufficient voting power to approve such actions through their ownership of our voting stock, the Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders.

i

FREQUENTLY ASKED QUESTIONS
Why am I receiving these materials?
      We sent you this Information Statement because the Board of Directors of Northwest Biotherapeutics, Inc. (which we may refer to in this Information Statement as “we,” “us,” or the “Company”) has invited you to attend the 2006 Annual Meeting of Stockholders and to vote on the proposals described in this Information Statement. This Information Statement summarizes information that we are required to provide you under applicable U.S. Securities and Exchange Commission, or “SEC,” rules and is designed to provide information to assist you in your voting.
      We will mail this Information Statement on or about May 8, 2006 to all stockholders of record entitled to vote at the Annual Meeting.
When is the Annual Meeting and where will it be held?
      The Annual Meeting will be held on Thursday, May 25, 2006, at 10:00 a.m., local time, at 18701 120th Avenue NE, Room 3, Bothell, WA 98011.
What am I voting on?
      There are two proposals scheduled for a vote at the 2006 Annual Meeting of Stockholders, as follows:

•	Proposal I:	To approve an amendment to our sixth amended and restated certificate of incorporation to increase our authorized capital stock; and
•	Proposal II:	To ratify the selection by the Audit Committee of the Board of Directors of Peterson Sullivan as our independent registered public accounting firm for the fiscal year ending December 31, 2006.
How does the Board of Directors recommend I vote on the proposals?
      The Board of Directors recommends: (1) a vote “For” approval of the amendment to our sixth amended and restated certificate of incorporation, and (2) a vote “For” ratification of selection of Peterson Sullivan as our independent registered public accounting firm for the fiscal year ending December 31, 2006.
Who can vote at the annual meeting?
      Only holders of record of our common stock, Series A Preferred Stock, and Series A-1 Preferred Stock at the close of business on April 25, 2006 will be entitled to vote at the Annual Meeting. On this record date, there were [          ] shares of common stock outstanding and entitled to vote. Additionally, there were 32,500,000 shares of Series A Preferred Stock and 4,816,863 shares of Series A-1 Preferred Stock outstanding. The Series A Preferred Stock and Series A-1 Preferred Stock vote together with the common stock on the matters being presented at the meeting on an as-converted-to-common stock basis.

Stockholder of Record: Shares Registered in Your Name
      If on April 25, 2006 your shares were registered directly in your name with our transfer agent, Mellon Investor Services, then you are a stockholder of record.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
      If on April 25, 2006 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these Information Statement materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. In the event that you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent and attend the meeting with the proxy to vote your shares.
How do I vote?
      The procedures for voting are simple:
      If you are a stockholder of record, you may vote in person at the Annual Meeting. In addition, you can vote by proxy at the meeting, however, we are not soliciting a vote by proxy. You may still attend the meeting and vote in person if you have already voted by proxy.
      To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
Are you soliciting proxies?
      No. We are not soliciting proxies in connection with the adoption of these resolutions and proxies are not requested from stockholders.
Why aren’t you soliciting proxies?
      We are not soliciting proxies because Toucan Capital Fund II, L.P. (“Toucan Capital”) holds at least a majority of the voting rights of our voting stock and has sufficient voting power to approve such actions without any other stockholders’ vote. Toucan Capital has informed us that it intends to vote all of its shares at the Annual Meeting “For” the proposals described herein.
What is a quorum requirement?
      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the voting power of our voting stock is represented by stockholders present at the meeting or by proxy. On the record date, our outstanding voting stock was entitled to a total of [                    ] votes on the proposals to be presented at the Annual Meeting. Thus shares entitled to at least [                    ] votes must be represented by stockholders present at the meeting or by proxy to have a quorum.
      Your shares will be counted towards the quorum only if (i) you execute a valid proxy (or one is executed on your behalf by your broker, bank or other nominee) and your proxy votes your shares at the meeting, or (ii) if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.
How many votes are needed to approve each proposal?

•	Proposal I:	To approve an amendment to our sixth amended and restated certificate of incorporation to increase our authorized capital stock we must receive a “For” vote from the majority of shares present and voting. Abstentions and broker non-votes will have no effect.
•	Proposal II:	To ratify the selection of Peterson Sullivan as our independent registered public accounting firm for the fiscal year ending December 31, 2006, we must receive a “For” vote from the majority of shares present and voting. Abstentions and broker non-votes will have no effect.

How are votes counted?
      Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
      If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions including the election of directors. On non-discretionary items, if any, for which you do not give your broker instructions, the shares will be treated as broker non-votes.
How can I find out the results of the voting at the annual meeting?
      Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our Quarterly Report on Form 10-Q for the second quarter of 2006.
Who is paying for this Information Statement?
      We will pay for the entire cost of the distribution of this Information Statement, including the costs of printing and mailing.
If I share my residence with another stockholder, how many copies of the Annual Report and Information Statement should I receive?
      The SEC has adopted a rule concerning the delivery of disclosure documents. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus, or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses.
      We will deliver promptly, upon written or oral request, a separate copy of the Annual Report or Information Statement, as applicable, to a stockholder at a shared address to which a single copy of the document was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to our President, Alton L. Boynton, at 18701 120th Avenue NE, Suite 101, Bothell, WA 98011.
What if I consent to have one set of materials mailed now, but change my mind later?
      Call or write to us to cancel the Householding instructions for yourself. You will then be sent a separate Annual Report and Information Statement within 30 days of receipt of your instruction.
The reason I receive multiple sets of materials is because some of the stock belongs to my children. What happens when they move out and no longer live in my household?
      When there is an address change for one of the members of the household, materials will be sent directly to the stockholder at his or her new address.

NORTHWEST BIOTHERAPEUTICS, INC.
INFORMATION STATEMENT
INFORMATION CONCERNING MEETING AND VOTING
NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED
IN CONNECTION WITH THIS INFORMATION STATEMENT.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.
General
      This Information Statement is being distributed by the Board of Directors of Northwest Biotherapeutics, Inc. in connection with the Annual Meeting of Stockholders to be held on Thursday, May 25, 2006 at 10:00 A.M., local time, and at any postponement or adjournments thereof (the “Annual Meeting”). We first mailed this Information Statement on or about May 8, 2006 to stockholders of record on the books of the Company at the close of business on April 25, 2006.
Record Date and Outstanding Shares
      Only stockholders of record on April 25, 2006, the record date, are entitled to notice of, and to vote at, the Annual Meeting. As of the record date [                    ] shares of our common stock, 32.5 million shares of our Series A Preferred Stock and 4.82 million shares of our Series A-1 Preferred Stock (which collectively the Series A Preferred Stock and Series A-1 Preferred Stock were convertible into an aggregate of 225.2 million shares of common stock) were issued and outstanding. The holders of our preferred stock are entitled to vote their shares of preferred stock on all matters to be presented at the Annual Meeting and these shares vote on an as-converted-to-common stock basis. In this Information Statement, when we refer to “voting stock,” we are referring to common stock and preferred stock (on an as-converted-to-common stock basis).
Quorum and Voting
      Under Delaware law and our sixth amended and restated certificate of incorporation, a quorum consisting of a majority of the outstanding shares entitled to vote must be represented in person or by proxy to transact any business that may properly come before the meeting. The amendment to our sixth amended and restated certificate of incorporation will be approved if a majority of the outstanding shares of voting stock on the record date vote in favor of the amendment. The ratification of the appointment of the independent registered public accounting firm will be approved if the number of votes cast in favor of ratification exceeds the number of votes cast against ratification. Abstention from voting or broker non-votes will have no effect since such actions do not represent votes cast.
      The Board of Directors recommends a vote “For” approval of all of the proposals.
      Prior to the Annual Meeting, our Board of Directors will amend our Bylaws to provide that any action required to be taken, or which may be taken, at any annual or special meeting of the stockholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorized or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Security Ownership of Certain Beneficial Owners and Management
      The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 20, 2006 for:

•	Each person who we know beneficially owns more than five percent of our common stock,

•	Our director,

•	Each of our named executive officers, and

•	Our director and all of our executive officers as a group.
      Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Northwest Biotherapeutics, Inc., 18701 120th Avenue NE, Suite 101, Bothell, WA 98011.
      We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and the entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
      Applicable percentage ownership is based on 65,297,650 shares of common stock outstanding on April 20, 2006. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options, warrants, convertible preferred stock or convertible notes held by that person that are currently exercisable or exercisable within 60 days of April 20, 2006. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Number of Shares
	Beneficially
Name of Beneficial Owner	Owned	Percentage(1)

Officers and Directors
Alton L. Boynton, Ph.D.(2)	4,886,800	7.4%
Marnix L. Bosch, Ph.D.(3)	1,108,940	1.7%
Paul Zeltzer, M.D.	—	*
All executive officers and directors as a group(4)(5 persons)	5,995,740	9.1%
5% Security Holders
Entities associated with Toucan Capital Fund II, L.P.(5)	394,602,244	86%
Medarex, Inc.(6)	3,600,000	5.4%

*	less than 1%

(1)	Percentage represents beneficial ownership percentage of common stock calculated in accordance with SEC rules and does not equate to voting percentages. Because the Series A Preferred Stock and Series A-1 Preferred Stock vote together with the common stock on substantially all matters, including the matters being presented at the Annual Meeting, actual voting percentage represented by the shares of common stock beneficially owned by certain stockholders is lower than the percentages reflected in the table (as noted in footnotes 2, 3, 4, 5 and 7 below).

(2)	Includes 4,542,290 shares of common stock held by Dr. Boynton and 344,510 shares of common stock issuable upon exercise of options that are exercisable within 60 days of April 20, 2006. Represents voting percentage of approximately 1.7%.

(3)	Includes 981,442 shares of common stock held by Dr. Bosch and 127,498 shares of common stock issuable upon exercise of options that are exercisable within 60 days of April 20, 2006. Represents voting percentage of less than 1%.

(4)	Includes 5,523,732 shares of common stock held by the officers and directors and 427,008 shares issuable upon exercise of options that are exercisable within 60 days of April 20, 2006. Represents voting percentage of approximately 2%.

(5)	Includes (i) 225,174,523 shares of common stock issuable upon conversion of preferred stock held by Toucan Capital; (ii) 135,500,000 shares of common stock currently issuable upon exercise of warrants held by Toucan Capital; (iii) 24,427,721 shares of common stock issuable upon conversion of promissory notes held by Toucan Partners, LLC (“Toucan Partners”); and (iv) 9,500,000 shares issuable upon exercise of warrants held by Toucan Partners. The address for Toucan Capital and Toucan Partners is 7600 Wisconsin Ave., 7th Floor, Bethesda, MD 20814.

(6)	Includes 800,000 shares of common stock currently issuable upon exercise of warrants. Based on a Form 3 and Schedule 13G filed by Medarex with the SEC. The address for Medarex is 707 State Road, Suite 206, Princeton, NJ 08540. Represents voting percentage of approximately 1.2%.

PROPOSAL NUMBER I
APPROVAL OF AMENDMENT TO OUR SIXTH AMENDED AND RESTATED CERTIFICATE
OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES
      Our current sixth amended and restated certificate of incorporation authorizes us to issue 400,000,000 shares. The total number of shares we are authorized to issue is 300,000,000 shares of common stock and 100,000,000 million shares of preferred stock. The Board of Directors has approved, subject to stockholder approval, an amendment to our sixth amended and restated certificate of incorporation substantially in the form of Appendix A to increase the number of authorized shares of stock from 400,000,000 shares to 1,100,000,000 shares of which 800,000,000 shall be common stock and 300,000,000 shall be preferred stock.
      The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding shares of common stock of the Company. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock, Series A Preferred Stock or Series A-1 Preferred Stock our, except for effects incidental to increasing the number of shares of the Company’s common stock or preferred stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company’s sixth amended and restated certificate of incorporation with the Secretary of State of the State of Delaware.
      The proposed increase in the number of authorized shares will ensure that we have enough authorized shares to accommodate full exercise of warrants issued to Toucan Capital and Toucan Partners in the bridge financing, reserve an appropriate number of shares of common stock to accommodate the full conversion of the Series A Preferred Stock and Series A-1 Preferred Stock and retain flexibility to issue additional shares of stock in the future in connection with equity offerings, mergers, acquisitions or strategic alliances. Although we have no immediate plans, arrangements, commitments, or understandings with respect to the issuance of any of the additional shares of common stock which would be authorized by the proposed amendment other than those described in this Information Statement, the additional shares may be used for various purposes without further stockholder approval.
Vote Required
      The affirmative vote of the holders of a majority of the outstanding shares of voting stock on April 25, 2006 will be required to approve the increase in the number of our authorized shares and amendment to our current sixth amended and restated certificate of incorporation.
Recommendation of the Board of Directors
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES.
ELECTION OF DIRECTORS
      We are not voting on any directors at the annual meeting. Our sole director serves in the class of directors whose term expires at the 2007 Annual Meeting.

CERTAIN ADDITIONAL INFORMATION ABOUT OUR MANAGEMENT
Executive Officers and Directors of the Company
      Our executive officers and director, and their ages and positions as of April 25, 2006, are as follows.

Name	Age	Position

Alton L. Boynton, Ph.D.	61	President, Chief Scientific Officer, Chief Operating Officer, Secretary and Director
Marnix L. Bosch, Ph.D.	47	Vice President of Vaccine Research and Development
Paul M. Zeltzer, M.D.	63	Medical Director
      Alton L. Boynton, Ph.D. Dr. Boynton co-founded the Company, has served as Secretary since August 2001, has served as our Executive Vice President since July 2000, has served as our Chief Scientific Officer and a director since our inception in 1998, was appointed our Chief Operating Officer in August 2001, and appointed President in May 2003. Dr. Boynton has also served as Director of the Department of Molecular Medicine of Northwest Hospital from 1995-2003 where he coordinated the establishment of a program centered on carcinogenesis. Prior to moving to Seattle, Dr. Boynton was Associate Director of the Cancer Research Center of Hawaii, The University of Hawaii, where he also held the positions of Director of Molecular Oncology of the Cancer Research Center and Professor of Genetics and Molecular Biology. Dr. Boynton received his Ph.D. in Radiation Biology from the University of Iowa in 1972.
      Marnix L. Bosch, Ph.D. Dr. Bosch joined the Company in 2000, and has served as our Vice President for Vaccine R&D since July 2001. Prior to joining us, Dr. Bosch was a member of the faculty of the Department of Pathobiology at the University of Washington, and he continues to serve that Department as an Affiliate Associate Professor. He worked at the National Institutes of Health (Bethesda, MD) and the National Institutes of Health and Environmental Protection (Bilthoven, the Netherlands) prior to joining the University of Washington. He has authored more than 40 research publications in virology and immunology, and is an inventor on several patent applications on dendritic cell product manufacturing. Dr. Bosch obtained his Ph.D. in Medicine at the University of Leiden, the Netherlands in 1987 and earned an MBA from the University of Washington in 2003.
      Paul M. Zeltzer, M.D. Dr. Zeltzer joined the Company as Medical Director in August of 2005. Dr. Zeltzer has extensive experience in conducting clinical trials of cancer treatments, including trials with dendritic cell vaccines similar to the Company’s, and is an expert in immunotherapies. Dr. Zeltzer previously held the position of Neuro-oncologist at the Maxine Dunitz Neurosurgical Institute while at Cedars-Sinai Hospital in Los Angeles. He was Associate Professor at University of Texas Health Science Center at San Antonio; Head, Brain Tumor Program, Children’s Hospital Los Angeles; Professor and Chief, Pediatric Hematology Oncology at University of California, Irvine. He is currently Clinical Professor, Departments of Neurosurgery and Pediatrics, UCLA Center for Health Sciences. He most recently completed three books: “Brain Tumors–Leaving the Garden of Eden” (2004); “Brain Tumors: Finding the Ark” (2005); and “Ten Days in Ballymore: A Barretstown Camp Doctor’s Diary” (2005). He has served as medical advisor to various media outlets.
Board of Directors
      Our Board of Directors consists of no non-employee directors and one director who is currently employed by the Company. Due to diminished resources and uncertainty about our ability to continue to operate as a going concern, we have not created a nominating and corporate governance committee of the Board of Directors. Our sole director is not an “independent director” as defined by the National Association of Securities Dealers, does not meet the definition of “audit committee financial expert” as defined by the SEC. We intend to appoint one or more independent directors, including an Audit Committee financial expert to our Board of Directors in the near future.

Information on Committees of the Board of Directors and Meetings
      The Board of Directors created an Audit Committee and a Compensation Committee on June 21, 2001. These committees do not have formal meeting schedules, but are required to meet at least once each year. During the 2005 fiscal year, there were ten meetings of the Board of Directors, including six meetings of the Audit Committee and one meeting of the Compensation Committee with the Board as a whole. The sole director attended each of those meetings.
      The Board of Directors has a standing Audit Committee, which provides the opportunity for direct contact between the Company’s independent registered public accounting firm and the Board. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee has responsibility for recommending the appointment of the Company’s independent accountants, supervising the finance function of the Company (which include, among other matters, the Company’s investment activities), reviewing the Company’s internal accounting control policies and procedures, and providing the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention. The Audit Committee held six meetings during fiscal 2005. The current member of the Audit Committee is Alton Boynton. Dr. Boynton is not an independent director, as defined by the rules of the National Association of Securities Dealers, Inc.
      During the 2005 fiscal year the sole member of the Compensation Committee was Alton Boynton. The Compensation Committee is responsible for determining the overall compensation levels of the Company’s executive officers and administering the Company’s stock option plans.
      We have not adopted a formal policy on board member attendance at stockholder meetings. The sole member of our board of directors has indicated his intent to attend the Annual Meeting.
Code of Ethics
      We have adopted a code of ethics that meets the definition of “Code of Ethics” as defined in Item 406 of Regulation S-K. Our code of ethics is applicable to our chief executive officer, chief financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of ethics is available on our website at www.nwbio.com.
Stockholder Communications With The Board Of Directors
      Our Board has adopted a formal process by which our stockholders may communicate with the Board of Directors. Persons interested in communicating with the Board of Directors with their concerns or issues may address correspondence to the Board of Directors, in care of Northwest Biotherapeutics, Inc., Attention: Secretary, at 18701 120th Avenue NE, Suite 101, Bothell, WA 98011.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Recapitalization
      Since the beginning of 2002, we recognized that we did not have sufficient working capital to fund our operations beyond 12 months and needed to raise additional capital from third parties in order to continue our clinical and research programs. In April 2002, we retained an investment bank to assist us in raising capital. Due to the economic climate in 2002 and declining stock prices of biotechnology companies in general, as well as our own stock price, we were unable to raise additional capital. In July 2002 we retained an additional investment banking firm to assist us in exploring various strategic options including raising additional capital, licensing our technology to a third party, or merging with another company. We contacted over 50 biotechnology companies and over 20 large pharmaceutical companies in an attempt to explore these options without success.
      From September 2002 through approximately September 2004, we reduced our staff from 67 to 8 employees, withdrew our investigational new drug application, or IND, for our Phase III clinical trial for hormone refractory prostate cancer and our IND for our Phase I trial for non-small cell lung cancer from the U.S. Food and Drug Administration, or FDA, and inactivated our Phase II clinical trial for brain cancer, which remained open with the FDA. In addition, we moved our corporate headquarters several times, each time to smaller facilities in order to reduce our monthly rent expense. During this time, we attempted to obtain capital from various sources, but were not successful. On November 13, 2003, we borrowed $335,000 from members of our management, pursuant to a series of convertible promissory notes which accrue interest at a rate of prime plus 2% (and associated warrants to purchase an aggregate of 3.7 million shares of our stock at $0.04 per share, as follows:). All of these notes have either been paid in full or converted into our common stock at an amended conversion price of $0.10 (the original conversion price of $0.18 was reduced in connection with the Toucan Capital financing described below). The notes that remained outstanding were amended on a number of occasions to extend their respective maturity dates and as described below, Alton Boynton and Marnix Bosch recently converted their notes and exercised their warrants. All of the warrants originally had an exercise price of $0.18 and were amended to change the exercise price of $0.04 to conform to the conversion price of the notes to Toucan Capital as described below and to remove certain antidilution protections of the warrants. All of the warrants have been exercised with the exception of the warrant to Larry Richards which remains outstanding for the right to purchase 122,222 shares of our common stock.
      Beginning in 2004, we undertook a significant recapitalization whereby we have raised an aggregate of approximately $14.5 million in gross proceeds from issuances of debt and equity through a series of private placements. These financings included:

•	the issuance of a series of convertible promissory notes to Toucan Capital, a venture capital fund, in aggregate principal amount of approximately $6.75 million (and associated warrants coverage) from February 2004 through September 2005. The first $1.1 million of the $6.75 million carried 300% warrant coverage and thereafter the notes carried 100% warrant coverage. The notes accrued interest at 10% per annum from the respective original issuance dates of the notes;

•	the issuance of a convertible promissory note to Toucan Partners, an affiliate of Toucan Capital, in principal amount of $400,000 (and associated warrants) in November 2005. This note accrues interest at 10% per annum from its original issuance dates. This note carried warrant coverage of 100%;

•	the issuance of a series of non-convertible promissory notes to Toucan Partners, in an aggregate principal amount of approximately $550,000 from December 2005 through March 2006. These notes accrue interest at 10% per annum from the respective original issuance dates of the notes;

•	the sale of Series A Preferred Stock to Toucan Capital for aggregate gross proceeds of approximately $1.3 million (and associated warrants to purchase an aggregate of 13 million shares of Series A Preferred Stock at an exercise price of $0.04 per share) in January 2005; and

•	the sale of 39.5 million shares of common stock (and accompanying warrants to purchase an aggregate of 19.7 million shares of common stock at an exercise price of $0.14 per share) to certain accredited investors (the “PIPE Financing”) for aggregate proceeds of approximately $5.5 million in April 2006.
      Subsequently, the non-convertible notes held by Toucan Partners were amended and restated in order to make them convertible on the same terms and conditions as the convertible notes previously issued to Toucan Capital and Toucan Partners, and warrants were issued to Toucan Partners on the same terms and conditions as warrants (100% coverage) were previously issued to Toucan Capital and Toucan Partners. In April 2006, Toucan Capital elected to convert all of its promissory notes, including all accrued interest thereon, into a newly designated series of preferred stock, Series A-1 Preferred Stock, in accordance with the terms of the notes at a conversion price of $1.60 per share. The Series A-1 Preferred Stock is substantially identical to Series A Preferred Stock with the exception of the issuance price per share and liquidation preference per share (which are $1.60 per share, rather than $0.04 per share in the case of Series A) and the ratio at which the shares are convertible into common stock (which is 1-for-40, or 1 share of Series A-1 Preferred Stock for 40 shares of common stock, rather than 1-for-1 in the case of Series A).
      Simultaneously with Toucan Capital’s loan conversion, Alton Boynton, the Company’s President and Marnix Bosch, the Company’s Vice President, Vaccine Research and Development, each elected to convert the principal and accrued interest on convertible loans that they have previously made to the Company into 2,195,771 and 491,948 shares, respectively of the Company’s common stock, and in conjunction with the PIPE Financing, exercised their warrants (200% warrant coverage) on a net exercise basis for 1,895,479 and 424,669 shares of the Company’s common stock respectively.
      As a result of the financings described above, Toucan Capital currently holds:

•	an aggregate of 32.5 million shares of Series A Preferred Stock (convertible into an aggregate of 32.5 million shares of common stock as of April 17, 2006);

•	an aggregate of 4.82 million shares of Series A-1 Preferred Stock (convertible into an aggregate of 192.7 million shares of common stock as of April 17, 2006);

•	warrants to purchase an aggregate of 66 million shares of capital stock at an exercise price of $0.01 per share;

•	warrants to purchase an aggregate of 56.5 million shares of capital stock at an exercise price of $0.04 per share; and

•	warrants to purchase an aggregate of 13 million shares of Series A Preferred Stock at an exercise price of $0.04 per share.
      As a result of the financings described above, Toucan Partners currently holds:

•	convertible promissory notes in aggregate principal amount of $950,000, with accrued interest thereon of $26,300 as of April 17, 2006 (with such notes convertible as of April 17, 2006 into an aggregate of 24.4 million shares of capital stock at a conversion price of $0.04 per share); and

•	warrants to purchase an aggregate of 9.5 million shares of capital stock at an exercise price of $0.04 per share.
      The warrants held by Toucan Capital and Toucan Partners described above are fully vested and exercisable and generally have an exercise period of seven years from their respective dates of issuance.
      As a result of the PIPE Financing, the investors in the PIPE Financing hold:

•	an aggregate of 39.5 million shares of common stock; and

•	warrants to purchase an aggregate of 19.7 million shares of common stock at an exercise price of $0.14 per share.
      The investments made by Toucan Capital and Toucan Partners were made pursuant to the terms and conditions of a recapitalization agreement originally entered into on April 26, 2004, (which was subsequently amended and restated, and further amended) with Toucan Capital (as amended to date, the “Recapitalization Agreement”), which contemplated the possible recapitalization of the Company. As amended, the Recapitalization Agreement contemplates a bridge financing period and an equity financing period, with such equity financing period extending through December 31, 2006, or such later date as is mutually agreed by the Company and Toucan Capital. The Recapitalization Agreement includes a binding term sheet that outlines the terms of a potential equity financing, at Toucan Capital’s election, of up to $40 million through the issuance of new securities to Toucan Capital, Toucan Partners and a syndicate of other investors to be determined. However, neither Toucan Capital, Toucan Partners, nor any entity affiliated with either of them are obligated to invest any additional funds in the Company.
      As of April 17, 2006, Toucan Capital and Toucan Partners collectively have beneficial ownership of approximately 394.6 million shares of our capital stock, representing a beneficial ownership of approximately 86% of our outstanding common stock on an as converted to common basis. Toucan Capital and Toucan Partners each has a right of first refusal to participate in our future issuances of debt or equity securities. For additional information concerning Toucan Capital, Toucan Partners, and our recapitalization, see the section of this report entitled “Management’s Discussion and Analysis of Financial Condition and Plan of Operations.”

Cognate Therapeutics
      On July 30, 2004, we entered into a service agreement with Cognate Therapeutics, Inc. Cognate is a contract manufacturing and services organization, the majority of which is owned by Toucan Capital. In addition, two of the principals of Toucan Capital are members of Cognate’s board of directors. Under the agreement we agreed to utilize Cognate’s services for a two-year period, related primarily to manufacturing DCVax® product candidates, regulatory advice, research and development preclinical activities and managing clinical trials. We recognized approximately $2.9 million of research and development costs relative to this agreement in 2004 and approximately $3.5 million of research and development costs in 2005 relative to this agreement. As of December 31, 2005 we owed Cognate $3.4 million for services rendered pursuant to this agreement. On April 11, 2006 we paid $1.5 million to Cognate toward the amount due.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
      The following table sets forth certain information concerning compensation paid or accrued to the four most highly compensated executive officers of the Company whose salary and bonus for the Company’s fiscal year ended December 31, 2005 were in excess of $100,000 (the “Named Executive Officers”) during each of the years in the three-year period ended December 31, 2005.

		Annual Compensation		Long-Term
	Fiscal			Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Option Grants	Compensation(1)

Alton L. Boynton, Ph.D.	2005	$331,261	—	—	$17,814
President, Chief Operating Officer,	2004	$332,534	—	—	$19,977
Chief Scientific Officer and Secretary	2003	$288,967	—	100,000	$294,909	(2)
Marnix L. Bosch, Ph.D.	2005	$169,603	—	—	$18,396
Vice President of Vaccine Research	2004	$169,602	—	—	$18,396
and Development	2003	$159,710	—	130,000	$32,872	(3)
Paul M. Zeltzer, M.D.	2005	$77,543	—	—	$15,973	(4)
Medical Director	2004	—	—	—	—
	2003	—	—	—	—
Larry L. Richards	2005	$121,909	—	—	$15,068
Former Controller	2004	$121,116	—	—	$14,815
	2003	$119,572	—	110,000	$26,331	(5)

(1)	All Other Compensation for each of the years in the three-year period ended December 31, 2005 consists of Company paid premiums on term life insurance coverage up to 1.5 times the employee’s annual salary, earned but unpaid accrued vacation payments, matching contribution on 401(k) up to a maximum of $3,000, and employer paid medical benefits.

(2)	Includes $281,572 in exchange for terminating the severance provision in Dr. Boynton’s employment provision. The after tax portion of the severance of $183,000 was invested in the Company’s November 13, 2003 Secured Convertible Note and Warrants financing.

(3)	Includes $19,570 in exchange for terminating the severance provision in Dr. Bosch’s employment provision. The after tax portion of the severance of $16,000 was invested in the Company’s November 13, 2003 Secured Convertible Note and Warrants financing.

(4)	Dr. Zeltzer was hired on August 1, 2005. His annual salary is $200,000 on a full-time basis.

(5)	Includes $14,066 in exchange for terminating the severance provision in Mr. Richard’s employment provision. The Company accepted Mr. Richard’s resignation on March 9, 2006.

Option Grants in the 2005 Fiscal Year
      There were no stock options granted during the year ended December 31, 2005.
Aggregated Option Exercises in Fiscal Year Ended December 31, 2005 and Fiscal Year End Option Values
      The following table provides option exercise information for the Named Executive Officers. The table shows the number of shares acquired and the value realized upon exercise of stock options during 2005 and the exercisable and unexercisable options held at December 31, 2005. The “Value Realized” and the “Value of Unexercised In-the-Money Options” shown in the table represents an amount equal to the difference between the market value of our common stock on December 31, 2005 and the option exercise price, multiplied by the number of shares acquired on exercise and the number of unexercised in-the-money options. These calculations do not take into account the effect of any taxes that may be applicable to the option exercises.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-The-Money
	Acquired		Options at Fiscal Year End		Options at Fiscal Year End(a)
	on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Alton L. Boynton, Ph.D.	—	—	338,955	5,555	$9,444	$555
Marnix L. Bosch, Ph.D.	—	—	112,654	65,846	$3,452	$1,458
Paul M. Zeltzer, M.D.	—	—	—	—	—	—
Larry L. Richards	—	—	81,143	48,857	$2,125	$875

(a)	The market value of our common stock at December 31, 2005 was $0.10.
Equity Compensation Plans
      The following table provides information as of December 31, 2005 about the new common stock that may be issued upon the exercise of options and rights that have been or may be granted to employees and members of our Board of Directors under all of our existing equity compensation plans.

			Number of Securities
	Number of Securities to be	Weighted-Average	Remaining Available
	Issued Upon Exercise of	Exercise Price of	for Future Issuance
	Outstanding Options	Outstanding Options	Under Equity
Plan Category	and Other Rights	and Other Rights	Compensation Plans

Equity compensation plans approved by our stockholders(a)	743,111	$0.60	3,959,579
Equity compensation plans not approved by the Company’s stockholders		$0.60	—

Total	743,111	$0.60	3,959,579

(a)	These plans consist of the Company’s 1998 Stock Option Plan, the 1999 Executive Stock Option Plan, the 2001 Stock Option Plan, the Employee Stock Purchase Plan and the 2001 Nonemployee Director Stock Incentive Plan.
1998 Stock Option Plan
      The 1998 Stock Option Plan was adopted by our Board of Directors in July 1998 and approved by our stockholders in February 1999. This plan provides for the grant to our employees, including officers and employee directors, of “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code and for the grant of non-statutory stock options to our employees, officers, directors, including non-employee directors, and consultants. To the extent an optionee would have the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value, under all of our plans and determined as of the grant date, in excess of $100,000, any such excess options will be treated as non-statutory options. A total of 413,025 shares of our common stock have been reserved for issuance under this plan and, as of December 31, 2005, net of forfeitures, a total of 337,146 of such shares remained available for additional option grants.
      The Compensation Committee of our Board of Directors serves as the administrator of our 1998 Stock Option Plan. Subject to the terms of this plan, the administrator determines the terms of options granted, including the number of shares subject to the option, exercise price, term and exercisability. The exercise price of all incentive stock options granted under this plan must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of any incentive stock option granted to an optionee who owns stock representing more than 10% of the total combined voting power of our outstanding capital stock, or a 10% stockholder, must be at least equal to 110% of the fair market value of our common stock on the date of grant. The exercise price of all non-statutory stock options cannot be less than 85% of the fair market value of our common stock on the date of grant, and in the case of 10% stockholders, the exercise price cannot be less than 110% of the fair market value of our common stock. The term of options granted under this plan may not exceed 10 years, and the term of an incentive stock option granted to a 10% Stockholder may not exceed five years. An option may not be transferred by the optionee other than by will or the laws of descent or distribution. Each option may be exercised during the lifetime of the optionee only by such optionee. Generally, each option granted under this plan becomes exercisable as to 25% of the total number of shares subject to the option after the first anniversary following the date of grant, with subsequent equal monthly vesting over three years, subject to the optionee’s continued relationship with us as an employee, director or consultant, as the case may be.
      Our Board of Directors has the authority to amend or terminate this plan, but such action will not adversely affect any outstanding option without the optionee’s consent. If not terminated earlier, this plan will terminate in July 2008.
1999 Executive Stock Option Plan
      The 1999 Executive Stock Option Plan was adopted by our Board of Directors in November 1999. This plan provides for the grant of non-statutory stock options to our employees, officers, directors, including non-employee directors, and consultants. A total of 586,166 shares of our common stock have been reserved for issuance under this plan, and, as of December 31, 2005, net of forfeitures, a total of 420,956 shares remain available for granting under this plan.
      The Compensation Committee of our Board of Directors serves as the administrator of this plan. Subject to the terms of this plan, the administrator determines the terms of options granted, including the number of shares subject to the option, exercise price, term and exercisability. The exercise price of options under this plan cannot be less than 85% of the fair market value of our common stock on the date of grant and, in the case of 10% stockholders, the exercise price cannot be less than 110% of the fair market value of our common stock on the date of grant. The term of options granted under this plan may not exceed 10 years. An option may not be transferred by the optionee other than by will or the laws of descent or distribution. Each option may be exercised during the lifetime of the optionee only by such optionee. Each option granted under this plan becomes exercisable as to 25% of the total number of shares subject to the option on the first anniversary following the date of grant, with subsequent equal monthly vesting over three years, subject to the optionee’s continued relationship with us as an employee or consultant.
      Our Board of Directors has the authority to amend or terminate this plan, but such action will not adversely affect any outstanding option without the optionee’s consent. If not terminated earlier, this plan will terminate in November 2009.

2001 Stock Option Plan
      The 2001 Stock Option Plan was both adopted by our Board of Directors and approved by our Stockholders in June 2001. A total of 1,800,000 shares of our common stock have been initially reserved for issuance under this plan. This plan is intended to provide for the grant to our employees, including officers and employee directors, of “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code and for the grant of non-statutory stock options to our employees and consultants. The number of shares available for grant under this plan is subject to an automatic annual increase in an amount equal to the lesser of (i) 15% of the aggregate number of shares available for granting for the immediately preceding year; or (ii) 300,000 shares. As of December 31, 2005, As of December 31, 2005, net of forfeitures, a total of 2,423,320 shares remain available under this plan.
      The Compensation Committee of our Board of Directors serves as the administrator of this plan. Subject to the terms of this plan, the administrator determines the terms of options granted, including the number of shares subject to the option, exercise price, term and exercisability. The exercise price of all incentive stock options granted under this plan must be at least equal to the fair market value of our common stock on the date of grant. The term of incentive stock options granted under this plan generally may not exceed 10 years.
      Our Board of Directors has the authority to amend or terminate this plan, but such action may not adversely affect any outstanding option previously granted under the plan. If this plan is not terminated earlier, no incentive stock options can be granted under the plan on or after the later of June 2011 or the 10th anniversary of the date when our Board of Directors adopted, subject to approval by our stockholders, the most recent increase in the number of shares available for grant under the plan.
2001 Nonemployee Director Stock Incentive Plan
      The 2001 Nonemployee Director Stock Incentive Plan was adopted by our board of directors in June 2001. This plan provides for the automatic grant to each of our nonemployee directors of a nonstatutory stock option to purchase 5,000 shares of our common stock on the third business day following each annual meeting of our stockholders. A total of 200,000 shares of common stock have been reserved for issuance under this plan and, as of December 31, 2005, net of forfeitures, a total of 147,500 shares remain available under this plan.
      This plan is administered by the Compensation Committee of our Board of Directors. The exercise price of each option granted pursuant to this plan is the fair market value of the underlying shares of our common stock on the date of grant. Each option granted pursuant to this plan generally becomes exercisable upon six months after the date of grant, subject to certain limitations. Our Board of Directors has the authority to amend or terminate this plan, but such action may not adversely affect any outstanding option without the optionee’s consent.
Employee Stock Purchase Plan
      Our Employee Stock Purchase Plan was adopted by our Board of Directors and approved by our stockholders in June 2001. A total of 500,000 shares of common stock have been reserved for issuance under this plan and, as of December 31, 2005, 14,374 have been issued under this plan.
      This plan is administered by the Compensation Committee of our Board of Directors and provides a mechanism for eligible employees to purchase shares of our common stock. To facilitate these purchases, eligible participants are assigned plan accounts, to which they may contribute funds via payroll deduction. The purchases are accomplished through the use of six-month offering periods. Purchases pursuant to this plan are made at a price equal to the lower of (a) 85% of the fair market value of our common stock on the last trading day in the offering period or (b) 85% of the fair market value of our common stock on the last trading day before the commencement of such offering period. No participant may purchase more than 1,000 shares of our common stock during any offering period. Additionally, purchases under the plan are limited such that no participant may purchase under the plan, in any offering period that commenced in that calendar year, shares with a fair market value in excess of $25,000 minus the fair market value of any shares that the participant previously purchased in that calendar year. In the case of shares purchased during an offering period that commenced in the preceding calendar year, the limitation is $50,000 minus the fair market value of any shares that the participant purchased during the calendar year of the purchase and the calendar year immediately preceding such purchase.
      Our Board of Directors has the authority to amend or terminate this plan at any time. Amendments to the plan are subject to approval by our stockholders to the extent required by applicable law.
Compensation Committee Interlocks and Insider Participation
      During the 2005 fiscal year Dr. Boynton, the sole member of our Compensation Committee, had no relationship or transactions with the Company required to be disclosed pursuant to Item 402(j) of Regulation S-K promulgated under the SEC of 1934, as amended or the 1934 Act.
Employment Agreements
      On June 23, 2005, we entered into an employment agreement with Dr. Paul Zeltzer, our Medical Director. The employment arrangement is on at at-will basis and provides that we will pay Dr. Zeltzer a base salary at an annual rate of $200,000 on a full time basis.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)
      The Compensation Committee is responsible for establishing and administering the Company’s policies that govern compensation and benefit practices for the Company’s employees. The Compensation Committee also evaluates the performance of the executive officers for purposes of determining their base salaries, cash-based and equity-based incentives and related benefits. The Compensation Committee is comprised of our sole director, Alton Boynton. The Compensation Committee held one meeting during fiscal 2005. The sole member of the Committee attended the sole meeting of the Committee during fiscal 2005.
Compensation Goals
      The Company’s philosophy regarding executive compensation is to attract and retain highly qualified people by paying competitive salaries, and to link the financial interests of our senior management to those of the Company’s stockholders by also tying compensation to the achievement of operational and financial objectives. The Company’s compensation package for its officers includes both short-term and long-term features in the form of base salary and equity-based incentives in the form of stock options, which are granted periodically at the discretion of the Compensation Committee.
Base Salaries
      Base salaries for all executive officers are reviewed annually. The Compensation Committee reviews the compensation of the President. The President reviews the compensation of the other executive officers. The Compensation Committee also consults with the President with respect to the compensation package for all other executive officers. In evaluating salaries, each officer’s individual performance during the prior year, as well as salary levels in the biotechnology industry for comparable positions, are considered. In determining how the respective officer contributes to the Company, current corporate performance, as well as the potential for future performance gains, are considered. No specific weight is attributed to the foregoing for purposes of determining base salaries.
Equity-Based Incentives
      The Company provides its executive officers with long-term incentives through its 1998 Stock Option Plan, 1999 Executive Stock Option Plan, 2001 Stock Option Plan, and Employee Stock Purchase Plan. The primary objective of these plans is to provide an incentive for employees to make decisions and take actions that maximize long-term stockholder value. The plans are designed to promote this long-term focus by using discretionary grants and long-term vesting periods. Subject to the terms of the plans, the Compensation Committee determines the terms and conditions of options granted under the plans, including the exercise price. For various motivation and retention considerations, option awards granted subsequent to the Company’s initial public offering in December 2001 generally vest over four years. The Compensation Committee believes that stock options provide an incentive for employees, allowing the Company to attract and retain high quality management and staff.
Compensation of the President and Chief Executive Officer
      In assembling the compensation package for the President and Chief Executive Officer, the Compensation Committee considers the annual and long-term performance of the Company, the performance of the President and Chief Executive Officer, and the cash resources and needs of the Company. Although the Committee’s overall goal is to set the President and Chief Executive Officer’s salary at the median base for competitors that are similar in industry size and performance, the actual level approved by the Committee may be higher or lower based upon the Committee’s subjective evaluation of the foregoing. Consistent with the foregoing, the Compensation Committee set the base salary for the President and Chief Executive Officer at $331,250 for fiscal 2005. The President and Chief Executive Officer did not receive a bonus and was not granted stock options to purchase shares of the Company’s common stock during fiscal 2005.

Submitted by the COMPENSATION COMMITTEE
Alton L. Boynton, Ph.D.
Bothell, Washington
April 17, 2006

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

      The Board of Directors has a standing Audit Committee, which provides the opportunity for direct contact between the Company’s independent registered public accounting firm and the Board. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee has responsibility for recommending the appointment of the Company’s independent accountants, supervising the finance function of the Company (which include, among other matters, the Company’s investment activities), reviewing the Company’s internal accounting control policies and procedures, and providing the board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention. The Audit Committee held six meetings during fiscal 2005. The current member of the Audit Committee is Alton L. Boynton. Dr. Boynton is not an independent director, as defined by the rules of the National Association of Securities Dealers, Inc.
REPORT OF THE AUDIT COMMITTEE(1)
      The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2005.
      The Audit Committee of the Board of Directors has adopted a written charter which is attached to this Information Statement as Appendix B. The Audit Committee of the Board of Directors for fiscal 2005 has reviewed and discussed the Company’s audited financial statements for fiscal 2005 with the Company’s management. The Audit Committee has discussed with Peterson Sullivan, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received the written disclosures and the letter from Peterson Sullivan required by Independence Standards Board Standard No. 1 and has discussed with Peterson Sullivan its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2005.

Submitted by the Audit Committee
Alton L. Boynton, Ph.D.
Bothell, Washington
April 17, 2006

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

STOCK PRICE PERFORMANCE(1)
      The following graph compares the cumulative total return of Company’s common stock, NASDAQ Stock Market Composite Index and NASDAQ Biotechnology Index for the period between the Company’s initial public offering on December 14, 2001 and its fiscal year end on December 31, 2005. The cumulative total return of the Company’s common stock assumes $100 invested on December 14, 2001 in Northwest Biotherapeutics, Inc. common stock.

	December 14,	December 31,	December 31,	December 31,	December 31,	December 31,
	2001	2001	2002	2003	2004	2005

Northwest Biotherapeutics, Inc.	$100.00	$94.16	$3.20	$4.40	$0.78	$2.00

NASDAQ Stock Market Composite	$100.00	$99.86	$68.38	$102.57	$112.44	$114.00

NASDAQ Biotechnology Index	$100.00	$101.36	$55.42	$80.77	$85.72	$88.15

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PROPOSAL II:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
General
      The Board of Directors, acting upon the recommendation of our Audit Committee, has selected Peterson Sullivan as our principal accountants to audit our financial statements for the fiscal year ending December 31, 2006. Peterson Sullivan has audited our financial statements since our fiscal year ended December 31, 2004. Representatives of Peterson Sullivan are expected to attend the meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders. In the event stockholders do not ratify the appointment by a majority of the votes cast, represented in person or by proxy, the selection of auditors will be reconsidered by the Board of Directors.
Independent Auditor Firm Fees
      The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2004 and December 31, 2005 by Peterson Sullivan, our principal independent registered public accounting firm.

Fiscal Year Ended December 31:	2004	2005

Audit Fees	$47,700	$61,500
Audit-Related Fees	$—	—
Tax Fees	$5,000	$5,000
All Other Fees	$—	—

	$52,700	$66,500

      Audit fees primarily include services for auditing our financial statements along with reviews of our interim financial information included in our Forms 10-K and 10-Q. Peterson Sullivan’s work on these two audits was performed by full time, regular employees and partners of Peterson Sullivan.
      Tax consulting and tax compliance fees in both the current year and prior year relate to the Federal income tax return.
      All fees described above were approved by our Audit Committee.
Pre-Approval Policies and Procedures
      The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Peterson Sullivan. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
      The Audit Committee has determined that the rendering of the services other than audit services by Peterson Sullivan is compatible with maintaining the principal independent registered public accounting firm’s independence.

Vote Required
      The ratification of the appointment of Peterson Sullivan as our independent registered public accounting firm requires that the number of votes cast in favor of ratification exceeds the number of votes cast against ratification.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PETERSON SULLIVAN, PLLC TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the 1934 Act requires the Company’s directors, executive officers and persons who own more than 10% of any class of the Company’s capital stock to file with the SEC initial reports of ownership and reports of changes in ownership and to provide copies of such reports to the Company. Based solely on a review of copies of reports made pursuant to Section 16(a) of the 1934 Act and the related regulations, the Company believes that during fiscal year 2005 all filing requirements applicable to its directors, executive officers and 10% stockholders were satisfied.
FUTURE STOCKHOLDER NOMINATIONS AND PROPOSALS
      The election of directors and other proper business may be transacted at an annual meeting of stockholders, provided that such business is properly brought before such meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) brought before the meeting by a stockholder pursuant to written notice thereof, in accordance with Section 2.13 of the Company’s bylaws, and received by the Company not fewer than 120 nor more than 150 days prior to the first anniversary of the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders. Any such stockholder notice shall set forth (A) the name, principal occupation and record address of the stockholder proposing such business; (B) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the Company which are beneficially owned by the stockholder; (C) the dates upon which the stockholder acquired such shares and documentary support for any claims of beneficial ownership; and (D) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the exact text of the proposal to be presented for adoption and any supporting statement, which proposal and supporting statement shall not in the aggregate exceed 500 words, and any material interest of the stockholder in such business. No business shall be conducted at any annual meeting of stockholders except in accordance with these requirements. If the facts warrant, the chairman of the meeting of stockholders may determine and declare that business was not properly brought before the meeting in accordance these requirements and, if it is so determined, refuse to transact any business at such meeting which has not been properly brought before the meeting.
      To be included in the Company’s proxy materials mailed to the Company’s stockholders pursuant to Rule 14a-8 of the 1934 Act, stockholder proposals to be presented at the 2007 Annual Meeting of Stockholders must have been received by the Company at its executive offices at 18701 120th Avenue NE, Suite 101, Bothell, Washington 98011, to the attention of the President, on or before December 28, 2006.

OTHER MATTERS
      We know of no other business that will be presented for action at the Annual Meeting. If any other business requiring a vote of the stockholders should come before the Annual Meeting, the stockholders present in person will be entitled to vote or refrain from voting in their judgment and, if you have appointed someone to attend the meeting and vote your shares pursuant to a valid proxy, such person shall be entitled to vote your shares to the extent that your proxy gives him or her discretion as to such matters.

By Order of the Board of Directors,

Alton L. Boynton, Ph.D.
President, Chief Operating & Scientific Officer
Bothell, Washington
May [     ], 2006

Appendix A
CERTIFICATE OF AMENDMENT
OF THE SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF NORTHWEST BIOTHERAPEUTICS
Pursuant to Section 242 of the
General Corporation Law of the
State of Delaware
     Northwest Biotherapeutics, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”),
     DOES HEREBY CERTIFY:
     That, by written action of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation, as amended, of the Corporation and declaring such amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to such amendment. The resolution setting forth the amendment is as follows:
     RESOLVED: That Article IV, Section 1(a) of the Seventh Amended and Restated Certificate of Incorporation of the Corporation, be and hereby is deleted in its entirety and the following Article IV, Section 1(a) is inserted in lieu thereof.
ARTICLE IV
     (a) The total number of shares that the Corporation shall have the authority to issue is one billion one hundred million (1,100,000,000) shares of capital stock, consisting of (i) three hundred million (300,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), and (ii) eight hundred million (800,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”).
     Executed at Seattle, Washington, on April 17, 2006.

NORTHWEST BIOTHERAPEUTICS, INC.
By
Name:	Alton L. Boynton
Title:	President, Chief Executive Officer and Secretary

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Appendix B
NORTHWEST BIOTHERAPEUTICS, INC.
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Purpose
      The purpose of the Audit Committee established by this charter is to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audit processes of Northwest Biotherapeutics, Inc. (NWBT), to provide to the Board of Directors (the “Board”) the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, to supervise the finance function of NWBT (which will include, among other matters, NWBT’s investment activities) and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.
Membership
      The Audit Committee must be composed of at least three members of the Board. Such members will be elected and serve at the pleasure of the Board. The members of the Audit Committee will not be employees of NWBT. Each member of the Audit Committee shall be an “independent director,” as defined by and to the extent required by the Rules of the National Association of Securities Dealers, Inc. (“NASD”).
      Further, each member of the Audit Committee must be able to read and understand fundamental financial statements, including NWBT’s balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Notwithstanding the foregoing, one director who is not independent, as defined in the NASD Rules, and who is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee, if the board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of NWBT and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.
Meetings
      The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of NWBT at least quarterly to review the financial affairs of NWBT. The Audit Committee will meet with the independent auditors of NWBT upon the completion of the annual audit, and at such other times as it deems appropriate, to review the independent auditors’ examination and management report.
Responsibilities
      The responsibilities of the Audit Committee shall include:

1. Nominating the independent auditors for annual approval by the Board and ratification by the stockholders;

2. Reviewing the plan for the audit and related services at least annually;

3. Reviewing audit results and annual and interim financial statements;

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4. Reviewing a written statement from NWBT’s auditors delineating all relationships between the auditor and NWBT;

5. Actively discussing with NWBT’s auditors any disclosed relationship or service that may impact the objectivity and independence of the auditor;

6. Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor;

7. Overseeing the adequacy of NWBT’s system of internal accounting controls, including obtaining from the independent auditors management letters or summaries on such internal accounting controls;

8. Overseeing the effectiveness of the internal audit function;

9. Overseeing NWBT’s compliance with the Foreign Corrupt Practices Act;

10. Overseeing NWBT’s compliance with Securities and Exchange Commission (the “SEC”) requirements for disclosure of auditor’s services and Audit Committee members and activities; and

11. Overseeing NWBT’s finance function, which may include the adoption from time to time of a policy with regard to the investment of NWBT’s assets.
      In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it.
      Finally, the Audit Committee shall ensure that NWBT’s auditors understand both (i) their ultimate accountability to the Board and the Audit Committee, as representatives of NWBT’s stockholders, and (ii) the Board’s and the Audit Committee’s ultimate authority and responsibility to select, evaluate and, where appropriate, replace NWBT’s independent auditors (or to nominate the outside auditor to be proposed for stockholder approval in any proxy statement).
Reports
      The Audit Committee will to the extent deemed appropriate record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in NWBT’s proxy statement for its Annual Meeting of Stockholders.
Charter Review
      The Audit Committee will review and reassess the adequacy of this charter at least once per year. This review is initially intended to be conducted at the first Audit Committee meeting following NWBT’s Annual Meeting of Stockholders, but may be conducted at any time the Audit Committee desires to do so. Additionally, to the extent and in the manner that NWBT is legally required to do by the rules of the SEC, this charter (as then constituted) shall be publicly filed.

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